Exhibit 5.2

Clever Leaves Holdings Inc.	new york
489 Fifth Avenue,	601 Lexington Avenue
27th Floor, New	31st Floor
York, New York 10017	New York, NY 10022
United States	T + 1 212 277 4000
F + 1 212 277 4001
November 23, 2020	W www.freshfields.com

Clever Leaves Holdings Inc.

489 Fifth Avenue,

27th Floor, New

York, New York 10017

United States

November 23, 2020

Ladies and Gentlemen:

We are acting as United States counsel to Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada (the Company), in connection with the registration statement on Form S-4 originally filed with the U.S. Securities and Exchange Commission (the Commission) on August 6, 2020 (as amended and supplemented after the initial filing date, the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the U.S. Securities Act of 1933, as amended (the Securities Act), of an aggregate of (1) 29,692,768 common shares without par value (the Common Shares) of the Company, (2) 2,200,000 non-voting common shares without par value (the Non-Voting Common Shares) of the Company, (3) 2,200,000 Common Shares issuable upon the conversion of the Non-Voting Common Shares, (4) 1,000,000 Common Shares issuable upon exercise of options, (5) 18,150,000 warrants to purchase Common Shares (the Warrants), and (6) 18,150,000 Common Shares issuable on exercise of the Warrants, each to be issued by the Company in connection with the transactions contemplated by that certain Amended and Restated Business Combination Agreement, dated as of November 9, 2020 (as it may be amended and supplemented, the Business Combination Agreement) among Schultze Special Purpose Acquisition Corp. (SAMA), the Company, Clever Leaves International Inc. and Novel Merger Sub Inc. Capitalized terms not defined herein have the same meaning given to them in the Business Combination Agreement.

The opinion expressed herein is confined to the law of the State of New York, as currently in effect. Accordingly, we express no opinion herein with regard to any other laws. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of the Province of British Columbia, Canada, we have relied upon the opinion dated on or about the date hereof of Dentons Canada LLP which opinion is being filed as an exhibit to the Registration Statement.

In rendering the opinion expressed below, we have examined the following documents and agreements:

(a)	the Warrant Agreement, dated as of December 10, 2018 (the Warrant Agreement), between Continental Stock Transfer & Trust Company (the Warrant Agent) and SAMA;

(b)	the form of an assignment, assumption and amendment agreement with respect to the Warrant Agreement, to be entered into among SAMA, the Warrant Agent and the Company (the Warrant Agreement Amendment and, together with the Warrant Agreement, the Warrant Documents);

(c)	the Registration Statement; and

(d)	the Business Combination Agreement.

In addition, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinion expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon the representations and warranties contained in the Business Combination Agreement and oral or written statements and representations of public officials, officers and other representatives of the Company. We have also assumed that (i) the Registration Statement will be declared effective by order of the Commission and will remain effective at the time the Warrants are issued, (ii) the transactions contemplated by the Business Combination Agreement will be consummated in accordance with the terms of the Business Combination Agreement, the Plan of Arrangement and the Ancillary Agreements, as applicable, without waiver of any condition, or amendment or waiver of any other term, relevant to the subject matter of this opinion letter, (iii) the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto and (iv) the Warrant Agreement Amendment will be executed and delivered at or prior to the consummation of transactions contemplated by the Business Combination Agreement.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, upon the consummation of the transactions contemplated by the Business Combination Agreement and assuming that (i) the Warrant Agreement Amendment and the Warrants have been duly authorized by the Company and the other parties thereto, and (ii) the Warrant Agreement Amendment has been executed and delivered by the other parties thereto and is the valid and legally binding obligation of the other parties thereto, the Warrant Agreement Amendment and the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion above is subject to (i) (a) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, (b) the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally and (c) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing, and (ii) limitations on the right to indemnity and contribution under applicable law and public policy.

In addition, we express no opinion as to (i) the validity, legally binding effect or enforceability of (a) any waiver of immunity, (b) any waiver of a right to trial by jury, (c) any waiver of inconvenient forum set forth in the Warrant Agreement and the Warrants or (d) any provisions relating to partial unenforceability contained in the Warrant Documents or (ii) (a) whether a federal or state court outside New York would give effect to any choice of law provided for in the Warrant Agreement and the Warrants or (b) any provisions of the Warrant Agreement and the Warrants that relate to the subject matter jurisdiction of the federal or state courts of a particular jurisdiction to adjudicate any controversy related to the Warrant Agreement and the Warrants or the transactions contemplated thereby.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder, in connection with the Business Combination Agreement, and may not be relied upon in any manner or used for any purpose by any other person or entity.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer US LLP